ZHENGZHOU SIMIAN REAL ESTATE COMPANY LIMITED
(A DEVELOPMENT STAGE COMPANY)

CONTENTS

PAGE	1	REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

PAGES	2	BALANCE SHEETS AS OF JUNE 30, 2011 AND 2010

PAGE	3	STATEMENTS OF OPERATIONS AND COMPREHENSIVE INCOME FOR THE YEARS ENDED JUNE 30, 2011 AND 2010 AND FOR THE PERIOD FROM AUGUST 21, 2008 (INCEPTION) THROUGH JUNE 30, 2011

PAGE	4	STATEMENT OF CHANGES IN SHAREHOLDER’S EQUITY FOR THE PERIOD FROM AUGUST 21, 2008 (INCEPTION) THROUGH JUNE 30, 2011

PAGES	5	STATEMENTS OF CASH FLOWS FOR THE YEARS ENDED JUNE 30, 2011 AND 2010 AND FOR THE PERIOD FROM AUGUST 21, 2008 (INCEPTION) THROUGH JUNE 30, 2011

PAGES	6-17	NOTES TO FINANCIAL STATEMENTS FOR THE YEARS ENDED JUNE 30, 2011 AND 2010 AND FOR THE PERIOD FROM AUGUST 21, 2008 (INCEPTION) THROUGH JUNE 30, 2011

REPORT OF INDEPENDENT REGISTERED PUBLIC ACOUNTING FIRM

To the Board of Directors and Shareholders of:
Zhenghou Simian Real Estate Co., Ltd.
(A Development Stage Company)

We have audited the accompanying balance sheets of Zhenghou Simian Real Estate Co., Ltd.  (the “Company”) as of June 30, 2011 and 2010, and the related statements of operations and comprehensive income, changes in shareholder's equity and cash flows for the years ended June 30, 2011 and 2010 and for the period from August 21, 2008 (inception) through June 30, 2011. These financial statements are the responsibility of the Company's management.  Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with standards of the Public Company Accounting Oversight Board (United States).  Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement.  The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting.  Our audits included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting.  Accordingly, we express no such opinion.  An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements.  An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation.  We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Zhenghou Simian Real Estate Co., Ltd. as of June 30, 2011 and 2010, and the results of their operations and their cash flows for the years ended June 30, 2011 and 2010 and for the period from August 21, 2008 (inception) through June 30, 2011, in conformity with accounting principles generally accepted in the United States of America.

The accompanying financial statements have been prepared assuming the Company will continue as a going concern. As discussed in Note 3 to the financial statements, the Company incurred a net loss of $75,197 and a negative cash flow from operations of $7,908,319 for the year ended June 30, 2011. These matters raise substantial doubt about the Company’s ability to continue as a going concern. Management’s plans in regard to these matters are also described in Note 3. The financial statements do not include any adjustments that might result from this uncertainty.

/s/ Weinberg & Company, P.A.
Weinberg & Company, P.A.

Boca Raton, Florida
October 10, 2011

ZHENGZHOU SIMIAN REAL ESTATE CO., LTD.
(A DEVELOPMENT STAGE COMPANY)
BALANCE SHEETS

	June 30, 2011	June 30, 2010

ASSETS
CURRENT ASSETS
Cash and cash equivalents	$19,684	$931,384
Restricted cash	6,188,598	-
Notes receivable from related parties	2,011,294	2,937,461
Real estate property under development	131,226,252	123,369,435
Deferred tax assets	35,964	15,911
Total current assets	139,481,792	127,254,191

LONG-TERM ASSETS
Property and equipment, net	1,775	2,198
Deferred tax assets	290,662	275,930
Total long-term assets	292,437	278,128

TOTAL ASSETS	$139,774,229	$127,532,319

LIABILITIES AND SHAREHOLDER’S EQUITY
CURRENT LIABILITIES
Other payables and accrued liabilities	$56,367	$13,232
Notes payable to a related party	6,188,598	-
Due to related parties	21,432,022	21,030,394
Total current liabilities	27,676,987	21,043,626

TOTAL LIABILITIES	27,676,987	21,043,626

CONTINGENCIES

SHAREHOLDERS’ EQUITY
Registered capital	148,821,004	2,921,926
Additional paid-in capital	(43,119,973)	102,779,105
Accumulated other comprehensive income	6,244,474	560,728
Retained earnings accumulated during the development stage	151,737	226,934
Total Shareholder’s Equity	112,097,242	106,488,693

TOTAL LIABILITIES AND SHAREHOLDER’S EQUITY	$139,774,229	$127,532,319

See accompanying notes to the financial statements.

ZHENGZHOU SIMIAN REAL ESTATE CO., LTD.
(A DEVELOPMENT STAGE COMPANY)
STATEMENTS OF OPERATIONS AND COMPREHENSIVE INCOME

	For the Year Ended June 30, 2011	For the Year Ended June 30, 2010	For the Period From August 21, 2008 (Inception) Through June 30, 2011

REVENUES	$-	$-	$-

OPERATING COSTS	-	-	-

GROSS PROFIT	-	-	-

General and administrative expenses	(135,369)	(61,993)	(202,030)

LOSS FROM OPERATIONS	(135,369)	(61,993)	(202,030)

OTHER INCOME

Interest income, net	41,446	584	44,725

LOSS FROM OPERATIONS BEFORE INCOME TAXES	(93,923)	(61,409)	(157,305)

INCOME TAX BENEFIT	18,726	15,352	309,042

NET INCOME (LOSS)	(75,197)	(46,057)	151,737

OTHER COMPREHENSIVE INCOME

Foreign currency translation gain	5,683,746	560,728	6,244,474

OTHER COMPREHENSIVE INCOME	5,683,746	560,728	6,244,474

COMPREHENSIVE INCOME	$5,608,549	$514,671	$6,396,211

See accompanying notes to the financial statements.

ZHENGZHOU SIMIAN REAL ESTATE CO., LTD.
(A DEVELOPMENT STAGE COMPANY)
STATEMENT OF CHANGES IN SHAREHOLDER’S EQUITY
FOR THE PERIOD FROM AUGUST 21, 2008 (INCEPTION) THROUGH JUNE 30, 2011

	Registered Capital	Additional Paid-in Capital	Accumulated Other Comprehensive Income	Retained Earnings Accumulated During The Development Stage	Total

Cash contributed in May, 2009	2,921,926	8,473,586	-	-	11,395,512

Land use right contributed, net of assumed debt in May, 2009	-	92,182,492	-	-	92,182,492

Net income	-	-	-	272,991	272,991

BALANCE AT JULY 1, 2009	$2,921,926	$100,656,078	$-	$272,991	$103,850,995

Foreign currency translation gain	-	-	560,728	-	560,728

Cash contributed in July, 2009	-	2,123,027	-	-	2,123,027

Net loss	-	-	-	(46,057)	(46,057)

BALANCE AT JUNE 30, 2010	2,921,926	102,779,105	560,728	226,934	106,488,693

Foreign currency translation gain	-	-	5,683,746	-	5,683,746

Registered capital transfer from additional paid-in capital in April, 2011	145,899,078	(145,899,078)	-	-	-

Net loss	-	-	-	(75,197)	(75,197)

BALANCE AT JUNE 30, 2011	$148,821,004	$(43,119,973)	$6,244,474	$151,737	$112,097,242

See accompanying notes to the financial statements.

ZHENGZHOU SIMIAN REAL ESTATE CO., LTD.
(A DEVELOPMENT STAGE COMPANY)
STATEMENTS OF CASH FLOWS

	For the Year Ended June 30, 2011	For the Year Ended June 30, 2011	For the Period From August 21, 2008 (Inception) Through June 30, 2011
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income (loss)	$(75,197)	$(46,057)	$151,737
Adjustments to reconcile net income to net cash used in operating activities:
Depreciation and amortization	611	1,206	1,919
Deferred taxes	(20,052)	(15,418)	(310,434)
Changes in operating assets and liabilities:
(Increase) Decrease In:
Real estate property under development	(7,856,817)	(1,536,420)	(9,415,428)
Increase (Decrease) In:
Other payables and accrued liabilities	43,136	13,232	56,368
Net cash used in operating activities	(7,908,319)	(1,583,457)	(9,515,838)

CASH FLOWS FROM INVESTING ACTIVITIES:
Purchase of equipment		(468)	(3,488)
Decrease (Increase) of advance to related party		2,428,650	2,874
Issuance of notes receivable from a related party	(1,961,435)	-	(4,883,361)
Repayment of notes receivable from related parties	3,017,592	-	3,017,592
Net cash provided by investing activities	1,056,157	2,428,182	(1,866,383)

CASH FLOWS FROM FINANCING ACTIVITIES:
Proceeds from related party-payable	95,630,429	31,329,515	150,685,984
Repayments from related party-payable	(90,298,596)	(34,139,709)	(154,066,636)
Restricted cash	(6,188,598)	-	(6,188,598)
Contributed capital	-	2,123,027	13,518,539
Net cash (used in) provided by financing activities	(856,765)	(687,167)	3,949,289

NET (DECREASE) INCREASE IN CASH AND CASH EQUIVALENTS	(7,708,927)	157,558	(7,432,932)
Effect of exchange rate changes on cash	6,797,228	655,389	7,452,617
Cash and cash equivalents at beginning of year	931,384	118,437	-

CASH AND CASH EQUIVALENTS AT END OF YEAR	$19,685	$931,384	$19,685

SUPPLEMENTAL NON-CASH DISCLOSURES:

1.	During the years ended June 30, 2011 and 2010, $145,899,078 and $0 were transferred from additional paid in capital to registered capital, respectively.

2.
For the period from August 21, 2008 (inception) through June 30, 2009 land use rights of $121,810,823 were contributed to the Company by the shareholder and the Company assumed $29,628,331 of debt related to the land use right.

See accompanying notes to the financial statements.

ZHENGZHOU SIMIAN REAL ESTATE CO., LTD.
(A DEVELOPMENT STAGE COMPANY)
NOTES TO FINANCIAL STATEMENTS
FOR THE YEARS ENDED JUNE 30, 2011 AND 2010 AND FOR THE PERIOD
FROM AUGUST 21, 2008 (INCEPTION) THROUGH JUNE 30, 2011

1.	ORGANIZATION AND PRINCIPAL ACTIVITIES

Zhengzhou Simian Real Estate Co., Ltd. (“Simian Real Estate” or the “Company”) was incorporated under the laws of the People’s Republic of China on August 21, 2008 by two investors, namely, Henan Shengrun Real Estate Co., Ltd. (“Shengrun real estate”) and Zhengzhou Simian Textile Co., Ltd. (“Simian Textile”). At establishment, the percentage of each party’s equity interest was 85% and 15%, respectively. In October, 2010, Simian Textile transferred its equity interest in the Company to Shengrun. As a result, the Company is wholly owned by Shengrun real estate.

The principal activities of the Company are the development of residential and commercial real estate.

2.	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

(a)	Basis of Presentation

The accompanying financial statements have been prepared in accordance with U.S. generally accepted accounting principles (“U.S. GAAP”).

(b)	Development Stage

The Company has not realized revenues from its planned principal business purpose and is considered to be in its development stage in accordance with ASC 915, "Development Stage Entities", formerly known as Statement of Financial Accounting Standards (“SFAS”) 7, "Accounting and Reporting by Development Stage Enterprises." Activities during the development stage primarily include capital contributions and the development of the real estate property.

(c)	Concentrations

The location of the operations of the Company is solely in the Henan Province, People’s Republic of China (“PRC”).

(d)	Economic and Political Risks

The Company’s operations are conducted in the PRC. Accordingly, the Company’s business, financial condition and results of operations may be influenced by the political, economic and legal environment in the PRC, and by the general state of the PRC economy.

(e)	Use of Estimates

The preparation of the financial statements in conformity with generally accepted accounting principles in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting periods. Estimates are used for, but not limited to, the selection of the useful lives of property and equipment, fair values, taxes, budgeted costs and other similar charges. Management believes that the estimates utilized in preparing its financial statements are reasonable and prudent. Actual results could differ from these estimates.

ZHENGZHOU SIMIAN REAL ESTATE CO., LTD.
(A DEVELOPMENT STAGE COMPANY)
NOTES TO FINANCIAL STATEMENTS
FOR THE YEARS ENDED JUNE 30, 2011 AND 2010 AND FOR THE PERIOD
FROM AUGUST 21, 2008 (INCEPTION) THROUGH JUNE 30, 2011

2.	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

(f)	Risks and Uncertainties

The Company's operations may be subject to significant risk and uncertainties including financial, operational, regulatory and other risks associated with a development stage company, including the potential risk of business failure. Also, see Note 3 regarding going concern matters.

(g)	Fair Value of Financial Instruments

ASC 820-10 (formerly SFAS No. 157, fair value measurement) establishes a three-tier fair value hierarchy, which prioritizes the inputs used in measuring fair value. The hierarchy prioritizes the inputs into three levels based on the extent to which inputs used in measuring fair value are observable in the market.

These tiers include:

• Level 1—defined as observable inputs such as quoted prices in active markets;
• Level 2—defined as inputs other than quoted prices in active markets that are either directly or indirectly observable; and
• Level 3—defined as unobservable inputs in which little or no market data exists, therefore requiring an entity to develop its own assumptions.

Cash and cash equivalents consist primarily of highly rated money market funds at a variety of well-known institutions with original maturities of three months or less. The original cost of these assets approximates fair value due to their short term maturity. The Company does not maintain any bank accounts in the United States of America.

The Company’s financial instruments include restricted cash, notes receivable from related parties, other receivables, other payables, accrued liabilities, due to related parties and deferred taxes. The Company estimated that the carrying amount approximates fair value due to their short-term nature.

(h)	Land Use Rights

According to the laws of China, land in the PRC is owned by the Government and cannot be sold to an individual or company.  However, the government grants the user a “land use right” to use the land.   The land use rights granted to the Company are recorded to real estate property under development.

(i)	Real Estate Property Under Development

Real estate properties consist of commercial offices and residential unit sites under development. The Company leases the land for the residential unit sites under land use right leases with various terms from the PRC. Real estate property under development is stated at the lower of cost or fair value less selling costs.

For the land use rights contributed by the shareholder - Henan Shengrun, the Company recorded them at the historical cost basis in accordance with SEC Staff Bulletin Topic 5(g) - transfers of nonmonetary assets to a company by its shareholders in exchange for stock should be recorded at the transferor’s historical cost basis determined under GAAP.

ZHENGZHOU SIMIAN REAL ESTATE CO., LTD.
(A DEVELOPMENT STAGE COMPANY)
NOTES TO FINANCIAL STATEMENTS
FOR THE YEARS ENDED JUNE 30, 2011 AND 2010 AND FOR THE PERIOD
FROM AUGUST 21, 2008 (INCEPTION) THROUGH JUNE 30, 2011

2.	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

(i)	Real Estate Property Under Development (Continued)

Expenditures for land development, including cost of land use rights, deed tax, pre-development costs, interest cost and construction costs, are capitalized and allocated to development projects by the specific identification method. Costs are allocated to specific units within a project based on the ratio of the sales value of units to the estimated total sales value times the total project costs.

In accordance with ASC 360, “Property, Plant and Equipment” (“ASC 360”), real estate property under development are subject to valuation adjustments when the carrying amount exceeds fair value. An impairment loss is recognized only if the carrying amount of the assets is not recoverable and exceeds fair value. The carrying amount is not recoverable if it exceeds the sum of the undiscounted cash flows expected to be generated by the assets.

For the years ended June 30, 2011 and 2010, there was no impairment for real estate property under development.

(j)	Property and Equipment

Property and equipment are carried at cost less accumulated depreciation and amortization. Depreciation is provided over their estimated useful lives, using the straight-line method. Leasehold improvements are amortized over the life of the asset or the term of the lease, whichever is shorter.  Estimated useful lives are as follows:

Motor vehicles	5 years
Office equipment	5 years

The cost and related accumulated depreciation of assets sold or otherwise retired are eliminated from the accounts and any gain or loss is included in the statement of income. The cost of maintenance and repairs is charged to expense as incurred, whereas significant renewals and betterments are capitalized.

(k)	Income Taxes

Deferred tax assets and liabilities are recognized for the future tax consequence attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases. Deferred tax assets and liabilities are measured using enacted tax rates expected to be applied to taxable income in the years in which those temporary differences are expected to reverse. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in the statement of income in the period that includes the enactment date. A valuation allowance is provided for deferred tax assets if it is more likely than not these items will either expire before the Company is able to realize their benefits, or that future deductibility is uncertain.  Also see Note 11.

ZHENGZHOU SIMIAN REAL ESTATE CO., LTD.
(A DEVELOPMENT STAGE COMPANY)
NOTES TO FINANCIAL STATEMENTS
FOR THE YEARS ENDED JUNE 30, 2011 AND 2010 AND FOR THE PERIOD
FROM AUGUST 21, 2008 (INCEPTION) THROUGH JUNE 30, 2011

2.	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

 (l)       Foreign Currency Translation

The accompanying financial statements are presented in United States dollars.  The functional currency of the Company is the Renminbi (RMB).  The financial statements are translated into United States dollars from RMB at year-end exchange rates as to assets and liabilities and average exchange rates as to revenues and expenses. Capital accounts are translated at their historical exchange rates when the capital transactions occurred.

	June 30, 2011	June 30, 2010
Year ended RMB: US$ exchange rate	6.4635	6.8088
Average RMB: US$ exchange rate for the year ended	6.6278	6.8367

 (m)     Comprehensive Income

Comprehensive income is defined to include all changes in equity except those resulting from investments by owners and distributions to owners.  Among other disclosures, all items that are required to be recognized under current accounting standards as components of comprehensive income should be reported in a financial statement that is presented with the same prominence as other financial statements. The Company’s only component of comprehensive income is the foreign currency translation adjustment.

ZHENGZHOU SIMIAN REAL ESTATE CO., LTD.
(A DEVELOPMENT STAGE COMPANY)
NOTES TO FINANCIAL STATEMENTS
FOR THE YEARS ENDED JUNE 30, 2011 AND 2010 AND FOR THE PERIOD
FROM AUGUST 21, 2008 (INCEPTION) THROUGH JUNE 30, 2011

2.	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

 (n)     Recent Accounting Pronouncements

In December 2010, the FASB issued ASU No. 2010-28 (“ASU 2010-28”), Intangibles — Goodwill and Other (“ASC 350”): When to Perform Step 2 of the Goodwill Impairment Test for Reporting Units with Zero or Negative Carrying Amounts. The objective of this standard is to address questions about entities with reporting units with zero or negative carrying amounts because some entities concluded that Step 1 of the test is passed in those circumstances because the fair value of their reporting unit will generally are greater than zero. The amendments in this standard modify Step 1 of the goodwill impairment test for reporting units with zero or negative carrying amounts. For those reporting units, an entity is required to perform Step 2 of the goodwill impairment test if it is more likely than not that a goodwill impairment exists. This standard is effective for fiscal years, and interim periods within those years, beginning after December 15, 2010. Early adoption is not permitted. The Company does not expect the adoption of ASU 2010-28 will have a material impact on its financial statements.

In December 2010, the FASB issued ASU No. 2010-29 (“ASU 2010-29”), Disclosure of Supplementary Pro Forma Information for Business Combinations (“ASC 805”). The objective of this standard is to address diversity in practice about the interpretation of the pro forma revenue and earnings disclosure requirements for business combinations. This standard specifies that if a public entity presents comparative financial statements, the entity should disclose revenue and earnings of the combined entity as though the business combination(s) that occurred during the current year had occurred as of the beginning of the comparable prior annual reporting period only. This standard also expands the supplemental pro forma disclosures under ASC 805 to include a description of the nature and amount of material, nonrecurring pro forma adjustments directly attributable to the business combination included in the reported pro forma revenue and earnings. This standard is effective prospectively for business combinations for which the acquisition date is on or after the beginning of the first annual reporting period beginning on or after December 15, 2010. Early adoption is permitted. The Company does not expect the adoption of ASU 2010-29 will have a material impact on its financial statements.

In May 2011, the FASB issued ASU No. 2011-04, Fair Value Measurement (Topic 820): Amendments to Achieve Common Fair Value Measurement and Disclosure Requirements in U.S. GAAP and IFRSs. The guidance in ASU 2011-04 changes the wording used to describe the requirements in U.S. GAAP for measuring fair value and for disclosing information about fair value measurements, including clarification of the FASB's intent about the application of existing fair value and disclosure requirements and changing a particular principle or requirement for measuring fair value or for disclosing information about fair value measurements. The amendments in this ASU should be applied prospectively and are effective for interim and annual periods beginning after December 15, 2011. Early adoption by public entities is not permitted. The adoption of this guidance is not expected to have a material impact on the Company’s financial position or results of operations.

In June 2011, the FASB issued ASU No. 2011-05, Comprehensive Income (Topic 220): Presentation of Comprehensive Income. The guidance in ASU 2011-05 applies to both annual and interim financial statements and eliminates the option for reporting entities to present the components of other comprehensive income as part of the statement of changes in stockholders' equity. This ASU also requires consecutive presentation of the statement of net income and other comprehensive income. Finally, this ASU requires an entity to present reclassification adjustments on the face of the financial statements from other comprehensive income to net income. The amendments in this ASU should be applied retrospectively and are effective for fiscal year, and interim periods within those years, beginning after December 15, 2011. Early adoption is permitted. The adoption of this guidance is not expected to have a material impact on the Company’s financial position or results of operations.

 ZHENGZHOU SIMIAN REAL ESTATE CO., LTD.
(A DEVELOPMENT STAGE COMPANY)
NOTES TO FINANCIAL STATEMENTS
FOR THE YEARS ENDED JUNE 30, 2011 AND 2010 AND FOR THE PERIOD
FROM AUGUST 21, 2008 (INCEPTION) THROUGH JUNE 30, 2011

2.	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

 (n)     Recent Accounting Pronouncements (Continued)

In September 2011, the FASB issued ASU No. 2011-08, Intangibles – Goodwill and Other (Topic 350): Testing Goodwill for Impairment. The guidance in ASU 2011-08 is intended to reduce complexity and costs by allowing an entity the option to make a qualitative evaluation about the likelihood of goodwill impairment to determine whether it should calculate the fair value of a reporting unit. The amendments also improve previous guidance by expanding upon the examples of events and circumstances that an entity should consider between annual impairment tests in determining whether it is more likely than not that the fair value of a reporting unit is less than its carrying amount. Also, the amendments improve the examples of events and circumstances that an entity having a reporting unit with a zero or negative carrying amount should consider in determining whether to measure an impairment loss, if any, under the second step of the goodwill impairment test. The amendments in this ASU are effective for annual and interim goodwill impairment tests performed for fiscal years beginning after December 15, 2011. Early adoption is permitted, including for annual and interim goodwill impairment tests performed as of a date before September 15, 2011, if an entity’s financial statements for the most recent annual or interim period have not yet been issued. The adoption of this guidance is not expected to have a material impact on the Company’s financial position or results of operations.

ZHENGZHOU SIMIAN REAL ESTATE CO., LTD.
(A DEVELOPMENT STAGE COMPANY)
NOTES TO FINANCIAL STATEMENTS
FOR THE YEARS ENDED JUNE 30, 2011 AND 2010 AND FOR THE PERIOD
FROM AUGUST 21, 2008 (INCEPTION) THROUGH JUNE 30, 2011

3.	GOING CONCERN

As reflected in the accompanying financial statements, the Company has a net loss of $75,197 and net cash used in operations of $7,908,319 for the year ended June 30, 2011. In addition, the Company is in the development stage and has not yet generated any revenues. These factors raise substantial doubt about the Company’s ability to continue as a going concern.

The accompanying financial statements have been prepared on a going concern basis, which contemplates the realization of assets and the satisfaction of liabilities in the normal course of business. The financial statements do not include any adjustments that might result from the outcome of these uncertainties.

The ability of the Company to continue its operations is dependent on Management's plans, which include the development, sales and rental of real estate property. In this regard, Management is planning to raise any necessary additional funds through loans and financial support from the shareholder. There is no assurance that the Company will be successful in raising additional capital.

4.	RESTRICTED CASH

Restricted cash consist of the following:

	June 30, 2011	June 30, 2010

Due September 20, 2011	$3,094,299	$-
Due September 24, 2011	3,094,299
	$6,188,598	$-

As of June 30, 2011, restricted cash of $6,188,598 was pledged to Guangdong Development Bank for the notes payable issued by Zhengzhou Zhengdong Thermoelectricity Co., Ltd. Also see Notes 12.

5.	REAL ESTATE PROPERTY UNDER DEVELOPMENT

Real estate property under development consists of the following:

	June 30, 2011	June 30, 2010

Shengrun Jinxiu Town	$131,226,252	$123,369,435
	$131,226,252	$123,369,435

As of June 30, 2011 and 2010, land use rights included in the real estate properties under development totaled $128,996,785 and $122,458,467, respectively. Land use rights were contributed to the Company by the shareholder with a historical cost of $121,810,823 in May, 2009 as additional paid in capital.

As of June 30, 2011, land use rights with an aggregate net book value of $128,996,785 were pledged as collateral for bank loans to Zhengzhou Simian Textile Co. Ltd and Zhengzhou Yihe Hospital. Also see Notes 10 and 12.

ZHENGZHOU SIMIAN REAL ESTATE CO., LTD.
(A DEVELOPMENT STAGE COMPANY)
NOTES TO FINANCIAL STATEMENTS
FOR THE YEARS ENDED JUNE 30, 2011 AND 2010 AND FOR THE PERIOD
FROM AUGUST 21, 2008 (INCEPTION) THROUGH JUNE 30, 2011

6.	NOTES RECEIVABLE FROM RELATED PARTIES

	June 30, 2011	June 30, 2010

Xinyang Pingqiao Power Plant	$2,011,294	$-
Henan Aoxin Material Co., Ltd	-	1,615,604
Henan Zhongyin Industrial Co. Ltd	-	1,321,857
	$2,011,294	$2,937,461

On March 24, 2011, Xinyang Pingqiao Power Plant (“Xinyang”) entered into an agreement with the Company. Pursuant to the agreement, the Company provided a note receivable for $2,011,294 to Xinyang. Such note receivable was due September 24, 2011, and was interest free. The note was repaid on the due date.

On September 10, 2009, Henan Aoxin Material Co., Ltd (“Aoxin”) entered into an agreement with the Company. Pursuant to the agreement, the Company provided a note receivable for $1,615,604 to Aoxin. Such note receivable was due August 25, 2010, and was interest free. On August 25, 2010, the Company received the principal of such note receivable from Aoxin.

On September 10, 2009, Henan Zhongyin Industrial Co. Ltd (“Zhongyin”) entered into an agreement with the Company. Pursuant to the agreement, the Company provided a note receivable for $1,321,857 to Zhongyin. Such note receivable was due August 26, 2010, and was interest free. On August 26, 2010, the Company received the principal of such note receivable from Zhongyin.

The notes receivable were provided to these companies for their construction and operation working capital. Xinyang and Aoxin are substantially controlled by Li Xipeng, who is the spouse of the board director of the company, Ms Shu Pujuan. And Ms Shu Pujian is also the board director of Zhongyin.

7.	NOTES PAYABLE TO A RELATED PARTY

	June 30, 2011	June 30, 2010

Zhengzhou Zhengdong Thermoelectricity Co. Ltd	$6,188,598	$-
	$6,188,598	$-

On March 31, 2011, Zhengzhou Zhengdong Thermoelectricity Co. Ltd (“Zhengdong”) entered into an agreement with the Company. Pursuant to the agreement, Zhengdong provided a note receivable for $6,188,598 to the Company. Such note payable was due September 30, 2011, and interest free. Li Xipeng, the spouse of the board director of the company, Ms Shu Pujuan, is 80% owner of Zhengdong.

ZHENGZHOU SIMIAN REAL ESTATE CO., LTD.
(A DEVELOPMENT STAGE COMPANY)
NOTES TO FINANCIAL STATEMENTS
FOR THE YEARS ENDED JUNE 30, 2011 AND 2010 AND FOR THE PERIOD
FROM AUGUST 21, 2008 (INCEPTION) THROUGH JUNE 30, 2011

8.	DUE TO RELATED PARTYIES

	June 30, 2011	June 30, 2010

Zhengzhou Simian Co. Ltd	$12,261	$268,667
Henan Shengrun Real Estate Co. Ltd	2,273,787	2,586,185
Zhengzhou Simian Textile Co. Ltd	19,145,974	18,175,543
	$21,432,022	$21,030,395

The Company borrowed working capital from Zhengzhou Simian Co. Ltd (“Simian”) which is substantially controlled by the shareholder of the Company. The balance of $12,261 and $268,667 as at June 30, 2011 and 2010, respectively is unsecured, interest free and due on demand.

The Company borrowed working capital from Henan Shengrun Real Estate Co. Ltd, which is the shareholder of the Company. The balance of $2,273,787 and $2,586,185 as at June 30, 2011 and 2010, respectively is unsecured, interest free and due on demand.

The Company borrowed working capital from Zhengzhou Simian Textile Co. Ltd, which has the same shareholder of the Company. The balance of $19,145,974 and $18,175,543 as at June 30, 2011 and 2010, respectively is unsecured, interest free and due on demand.

9.	REGISTERED CAPITAL

The registered capital of the Company is as follows:

	June 30, 2011		June 30, 2010
Henan Shengrun Real Estate Co., Ltd. ("Shengrun")	$148,821,004	100%	$2,483,637	85%
Zhengzhou Simian Textile Co., Ltd. ("Simian Textile")	-	-	438,289	15%
Total	$148,821,004	100%	$2,921,926	100%

In October 2010, Shengrun and Simian Textile entered into a share transfer agreement. Pursuant to the agreement, Shengrun acquired 15% equity interest in the Company from Simian Textile. As a result, the Company became a wholly-owned subsidiary of Shengrun.

On April 30, 2011, the sole shareholder consented to transfer APIC to paid-in capital. As a result, register capital increased to $148,821,004. Also see Note 10.

ZHENGZHOU SIMIAN REAL ESTATE CO., LTD.
(A DEVELOPMENT STAGE COMPANY)
NOTES TO FINANCIAL STATEMENTS
FOR THE YEARS ENDED JUNE 30, 2011 AND 2010 AND FOR THE PERIOD
FROM AUGUST 21, 2008 (INCEPTION) THROUGH JUNE 30, 2011

10.	CONTRIBUTED CAPITAL

On April 30, 2011, the sole shareholder consented to transfer additional paid-in capital to registered capital. As a result, $145,899,078 of additional paid-in capital was transferred to registered capital. Also see Note 9.

In July, 2009, the shareholder Shengrun contributed $2,123,027 cash to the Company as additional paid-in capital.

In May, 2009, cash of $11,395,512 and land use rights of $121,810,823 were contributed to the Company by the shareholder Shengrun. The value of the land use rights were recorded at the historical cost basis of Shengrun. The Company also assumed $29,628,331 of debt related to the land use right. The net effect of capital contribution from the land use rights was $92,182,492.

ZHENGZHOU SIMIAN REAL ESTATE CO., LTD.
(A DEVELOPMENT STAGE COMPANY)
NOTES TO FINANCIAL STATEMENTS
FOR THE YEARS ENDED JUNE 30, 2011 AND 2010 AND FOR THE PERIOD
FROM AUGUST 21, 2008 (INCEPTION) THROUGH JUNE 30, 2011

11.	INCOME TAX

The Company uses ASC 740-10 (formerly FASB Interpretation No. 48, Accounting for Uncertainty in Income Taxes). The Interpretation addresses the determination of whether tax benefits claimed or expected to be claimed on a tax return should be recorded in the financial statements. Under FIN 48, we may recognize the tax benefit from an uncertain tax position only if it is more likely than not that the tax position will be sustained on examination by the taxing authorities, based on the technical merits of the position. The tax benefits recognized in the financial statements from such a position should be measured based on the largest benefit that has a greater than fifty percent likelihood of being realized upon ultimate settlement. ASC 740-10 also provides guidance on recognition, classification, interest and penalties on income taxes, accounting in interim periods and requires increased disclosures. As of June 30, 2011, the Company did not have a liability for unrecognized tax benefits.

Income tax benefit is summarized as follows:

	For the Year Ended June 30, 2011	For the Year Ended June 30, 2010	From August 21, 2008 (Inception) Through June 30, 2011
Current	$18,727	$15,356	$34,572
Deferred	(1)	(4)	274,470
Income tax benefit	$18,726	$15,352	$309,042

The Company’s income tax expense differs from the “expected” tax expense (computed by applying the CIT rate of 25% percent to income before income taxes) as follows:

	For the Year Ended June 30, 2011	For the Year Ended June 30, 2010	From August 21, 2008 (Inception) Through June 30, 2011
Computed “expected” benefit	$23,481	$15,352	$313,797
Permanent difference	(4,755)	-	(4,755)
Income tax benefit	$18,726	$15,352	$309,042

The tax effects of temporary differences that give rise to the Company’s net deferred tax assets and liabilities are as follows:

	June 30, 2011	June 30, 2010
Current portion:

PRC loss carry forward	$35,964	$15,911
Total deferred tax assets	$35,964	$15,911

Non-current portion:

Being calculated the deferred tax assets from LUR revaluation	$290,662	$275,930
Total deferred tax assets	$290,662	$275,930

ZHENGZHOU SIMIAN REAL ESTATE CO., LTD.
(A DEVELOPMENT STAGE COMPANY)
NOTES TO FINANCIAL STATEMENTS
FOR THE YEARS ENDED JUNE 30, 2011 AND 2010 AND FOR THE PERIOD
FROM AUGUST 21, 2008 (INCEPTION) THROUGH JUNE 30, 2011

11.	INCOME TAX (CONTINUED)

As of June 30, 2011, the PRC loss carry forward of $143,856 represents the net operating loss of the Company. According to the new CIT Law of China, such loss can be carried forward to the succeeding years, but the limit of the carrying forward may not exceed five years. The net operating loss carry forward expires in year 2015. The Company believes the related deferred tax assets caused by the operating loss will be realized since the real estate under development will be operational before the loss carry forward expiration.

12.	CONTINGENCIES

Litigation

In management’s opinion, there is no pending litigation, the outcome of which would have material influence on the Company’s financial position.

Guarantee

On December 23, 2010, the Company entered into a guarantee agreement with China Citic Bank Zhenzhou Branch (the “Bank”). Pursuant to the agreement, the Company provided a land use right as collateral for bank loan to Zhengzhou Yihe Hospital, with a debt ceiling of Rmb130 million (approximately $20,112,942). The guarantee period is from December 23, 2010 to December 23, 2011. Also see Note 5.

On February 24, 2011, the Company entered into a guarantee agreement with Industrial and Commercial bank. Zhenzhou Branch. Pursuant to the agreement, the Company provided two land use rights as collateral for bank loan to Simian Textile, with a debt ceiling of Rmb135 million (approximately $20,886,517). The guarantee period is from February 24, 2011 to February 23, 2012. Also see Note 5.

As of June 30, 2011, restricted cash of $6,188,598 was pledged to Guangdong Development Bank for the notes payable issued by Zhengzhou Zhengdong Thermoelectricity Co., Ltd. Also see Notes 4.

The Company’s management considered the risk of default by Zhengzhou Yihe Hospital and Simian Textile is remote and therefore no liability for the guarantor's obligation under the guarantee was recognized as of June 30, 2011.

The Company’s management considered the risk of default by Zhengzhou Zhengdong Thermoelectricity Co., Ltd. as remote, and therefore no liability for the pledgor's obligation under the mortgage was recognized as of June 30, 2011.

13.	SUBSEQUENT EVENT

On October 10, 2011, the Company entered into contractual agreements (known as a “variable interest entity” (VIE) arrangement) with Pingdingshan Pinglin Expressway Co., Ltd. (“WFOE”). According to the arrangements WFOE provides exclusive technical services and exclusive technology consulting services (collectively, the “Service Agreements”) to the Company in exchange for 51% of the equity interest of the Company. As collateral to ensure the Company’s payments under the Consulting Service Agreements, the shareholder of the Company, through an equity pledge agreement, pledged 51% of its rights and interests in the Company, including voting rights and dividend rights, to WFOE. In addition, the shareholders of the Company, through an exclusive option agreement, granted to WFOE an exclusive, irrevocable and unconditional right to purchase part or all of the equity interests in the Company when the purchase becomes permissible under the relevant PRC Law.